United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits.
c. Exhibits.
99.1 Press Release of Hercules Incorporated dated May 10, 2004.
Item 9.	Regulation FD Disclosure

On Monday, May 10, 2004, Hercules issued a press release to advise that it had filed its Form 10-Q for the quarter ended March 31, 2004.  The Company also indicated that it had revised its previously announced first quarter 2004 earnings to reflect an additional after-tax charge of approximately $2 million, or $0.02 per diluted share, to reserve for potentially uncollectible accounts receivable as a result of the April 30, 2004 bankruptcy filing of a division of a French paper customer.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless the registrant expressly states otherwise.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2004	By:

HERCULES INCORPORATED

/s/ Fred G. Aanonsen
Fred G. Aanonsen
Vice President and Controller

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Hercules Incorporated dated May 10, 2004